INVIVO THERAPEUTICS HOLDINGS CORP.

LIMITED POWER OF ATTORNEY

 This statement confirms that the
 undersigned has authorized and designated
each of Ann Imes, Heather Turner and
Thomas B. Rosedale his attorneys-in-fact
 to (i) prepare, execute and file on behalf
of the undersigned Form ID or any other
necessary documents or forms in order to
obtain access codes (including, without
limitation, CIK and CCC codes) for the
undersigned to permit filing on EDGAR, and
(ii) prepare, execute and file on behalf
of the undersigned all Forms 3, 4 and
5 (including any amendments thereto) that
the undersigned may be required to file with
the U.S. Securities and Exchange Commission
as a result of the undersigned's ownership of or
transactions in securities of InVivo Therapeutics
Holdings Corp.  The authority of such attorneys
under this Power of Attorney shall continue until
the undersigned is no longer required to file Forms
3, 4 and 5 with regard to the undersigned's ownership
of or transactions in securities of InVivo Therapeutics
Holdings Corp., unless earlier revoked in writing.  The
undersigned acknowledges that such attorneys are not
assuming any of the undersigned's responsibilities to
comply with the requirements of Section 16 of the
Securities Exchange Act of 1934, as amended, or any
of the undersigned's liabilities for failure to comply
with such requirements.

    /s/   Edward Wirth
Date: October 12, 2011   -----------------------------
    Name: Edward Wirth